As filed with the Securities and Exchange Commission on February 5, 1999

                                                    Registration No. 333-29537
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1

                                      TO

                                   FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           CALLON PETROLEUM COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                64-0844345
    (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)

   200 NORTH CANAL STREET, NATCHEZ, MISSISSIPPI             39120
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

                           CALLON PETROLEUM COMPANY
                          1996 STOCK INCENTIVE PLAN
                           (FULL TITLE OF THE PLAN)

                                FRED L. CALLON
                            200 NORTH CANAL STREET
                          NATCHEZ, MISSISSIPPI 39120
                   (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                (601) 442-1601
        (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            -----------------------

                                   Copy to:

                           BUTLER & BINION, L.L.P.
                          1000 Louisiana, Suite 1600
                             Houston, Texas 77002
                          Attn: George G. Young III
                                (713) 237-3111

                       Calculation of Registration Fee

-------------------------------------------------------------------------------------------------------

                           AMOUNT TO           PROPOSED            PROPOSED MAXIMUM       AMOUNT OF
TITLE OF SECURITIES           BE           MAXIMUM OFFERING       AGGREGATE OFFERING    REGISTRATION
 TO BE REGISTERED         REGISTERED     PRICE PER SHARE(2)(3)         PRICE(2)           FEE(2)(3)
-------------------------------------------------------------------------------------------------------
 Common Stock(1)           300,000          $ 10.65625              $ 3,196,875.00       $ 888.73
                           shares
-------------------------------------------------------------------------------------------------------

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(1) Pursuant to Rule 416(a), this registration statement also registers such indeterminate number of additional shares as may become issuable under the anti-dilution provisions of the 1996 Stock Incentive Plan in connection with stock splits, stock dividends and similar transactions.
(2) Computed pursuant to Rule 457(h) of the Securities Act of 1933, as amended ("Securities Act") based on the average of the high and low sales prices on February 4, 1999 as reported by the New York Stock Exchange of $10.65625 per share.
(3) Calculated pursuant to Rule 457(c) of the Securities Act.

==============================================================================

      This registration statement is being filed for the purpose of registering in accordance with Instruction E of Form S-8 an additional 300,000 shares of common stock, par value $.01, to be issued pursuant to the 1996 Stock Incentive Plan of Callon Petroleum Company (the "Company"). The contents of the Company's registration statement on Form S-8, filed on June 19, 1997, (Registration No. 333-29537) are incorporated herein by reference.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS

      EXHIBIT NUMBER
      AND DESCRIPTION

      (4) Instruments defining the rights of security holders, including indentures

            4.1 Certificate of Incorporation of the Company, as amended (incorporated by reference from Exhibit 3.1 of the Company's Registration Statement on Form S-4, Reg. No. 33-82408)

            4.2    Bylaws of the Company (incorporated by reference from Exhibit
                   3.2 of the Company's Registration Statement on Form S-4, Reg. No. 33-82408)

            4.3    Specimen Stock Certificate (incorporated by reference from
                   Exhibit 4.1 of the Company's Registration Statement on Form S-4, File No. 33-82408)

            4.4    The Company's amended 1996 Stock Incentive Plan

      (5)   Opinion re legality

            5.1    Opinion of Butler & Binion, L.L.P.

     (23)   Consents of experts and counsel

            23.1 Consent of Butler & Binion, L.L.P. (included in its opinion filed as Exhibit 5.1)

            23.2   Consent of Arthur Andersen LLP

     (24)   Power of attorney*


---------------------
*  Previously filed.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Natchez, State of Mississippi, on February 4, 1999.


                                   CALLON PETROLEUM COMPANY


                                   By: /s/ FRED L. CALLON
                                           Fred L.  Callon, President and Chief
                                            Executive Officer

      Pursuant to the requirement of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                           TITLE                               DATE
     -----------------                  ----------------                     -------------
   /s/ John S. Callon*            Chairman of the Board of Directors        February 4, 1999
       John S. Callon

   /s/ Fred L. Callon             Chief Executive Officer, President        February 4, 1999
       Fred L. Callon               and Director (PRINCIPAL EXECUTIVE
                                    OFFICER)

   /s/ John S. Weatherly*         Senior Vice President, Chief Financial    February 4, 1999
       John S. Weatherly            Officer and Treasurer (PRINCIPAL
                                    FINANCIAL AND ACCOUNTING OFFICER)

   /s/ Dennis W. Christian*       Senior Vice President, Chief Operating    February 4, 1999
       Dennis W. Christian          Officer and Director

   /s/ B. F. Weatherly*           Director                                  February 4, 1999
       B. F. Weatherly

   /s/ Robert A. Stanger*         Director                                  February 4, 1999
       Robert A. Stanger

   /s/ John C. Wallace*           Director                                  February 4, 1999
       John C. Wallace

   /s/ Richard O. Wilson*         Director                                  February 4, 1999
       Richard O. Wilson


   * By Fred L. Callon, attorney-in-fact

   /s/  FRED L. CALLON
        Fred L. Callon, attorney-in-fact